UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

LANDSTAR SYSTEM, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF INTENT TO CONVENE IN VIRTUAL MEETING FORMAT
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 19, 2020

Dear Stockholders:

On or about April 6, 2020, Landstar System, Inc. (the “Company”) mailed to its stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to view and receive proxy materials and attend and vote their shares for the Annual Meeting of Stockholders scheduled to be held May 19, 2020 at 9:00 a.m., Eastern time. This notice should be read in conjunction with the proxy statement. At the annual meeting, stockholders will be asked to elect two Class III Directors whose terms will expire at the 2023 Annual Meeting of Stockholders, ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2020, extend the term of the 2011 Equity Incentive Plan and hold an advisory vote on executive compensation.

As previously announced, the Annual Meeting will be held on Tuesday, May 19, 2020 at 9:00 a.m. Eastern time for stockholders of record as of the close of business on March 24, 2020. The Company’s board of directors has approved a change in the location of the Annual Meeting to a virtual-only meeting format to align with public health guidelines. Participants will not be able to attend the Annual Meeting in person, and the Company expects its use of a virtual-only meeting format to be a one-time occurrence, effective only for 2020 due to the coronavirus (COVID-19) pandemic.

The platform for the virtual Annual Meeting includes functionality that provides validated stockholders the same meeting participation rights and opportunities they would have at an in-person meeting. Instructions to access and log-in to the virtual Annual Meeting are provided below. Once admitted, stockholders may view reference materials, submit questions and vote their shares by following the instructions that will be available on the meeting website.

For admission to the Annual Meeting, stockholders may go to www.virtualshareholdermeeting.com/LSTR2020 and enter the 16-digit control number you received with your proxy materials. Online access to the Annual Meeting will open at 8:45 a.m., Eastern Time on the morning of the meeting to allow time for shareholders to log-in prior to the start of the live audio webcast of the Annual Meeting at 9:00 a.m. Eastern Time. Persons who do not have a control number may attend as guests and will be able to hear the audio webcast but will not be able to utilize the question, voting or other functionality noted above. A recording of the webcast will be available at www.virtualshareholdermeeting.com/LSTR2020, beginning 24 hours after the conclusion of the meeting.

The Company encourages stockholders to vote in advance of the Annual Meeting by using one of the methods set forth below, whether or not stockholders plan to access the Annual Meeting. The proxy/voting instruction card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote shares in connection with the Annual Meeting. Stockholders who have already voted do not need to take any further voting action unless they wish to change their vote.

Vote by Internet

Go to www.proxyvote.com until 11:59 p.m. Eastern Time on May 18, 2020.

Vote by Phone

Call toll-free 1-800-690-6903 until 11:59 p.m. Eastern Time on May 18, 2020.

Vote by Mail

Complete, sign and date the latest proxy/voting instruction card and return it in the postage-paid envelope the company has provided.

The proxy statement and annual report are available at:

www.landstar.com and www.proxyvote.com

By Order of the Board of Directors /s/ Michael K. Kneller MICHAEL K. KNELLER Vice President, General Counsel and Secretary

For Immediate Release April 22, 2020	Contact: Kevin Stout Landstar System, Inc. www.landstar.com 904-398-9400

LANDSTAR SYSTEM ANNOUNCES MOVE TO

VIRTUAL ANNUAL STOCKHOLDER MEETING FOR 2020

Jacksonville, FL – Landstar System, Inc. (NASDAQ: LSTR) announced that its Board of Directors has approved a change in the location of its 2020 Annual Meeting of Stockholders to a virtual-only stockholder meeting to align with public health guidelines regarding the coronavirus (COVID-19) pandemic, including gathering and travel restrictions. This change in meeting format is expected to be effective for this year only.

Virtual meeting date: Tuesday, May 19, 2020

Virtual meeting time: 9:00 a.m. (ET)

Virtual meeting link: www.virtualshareholdermeeting.com/LSTR2020

Holders of record of common stock of Landstar System, Inc., at the close of business on March 24, 2020 will be able to attend the meeting by accessing www.virtualshareholdermeeting.com/LSTR2020 and entering the 16-digit control number you received with your proxy materials. Please refer to the “Notice of Intent to Convene in Virtual Meeting Format” filed with the U.S. Securities and Exchange Commission and available on www.landstar.com for further information about accessing and participating in the meeting.

A replay of the stockholder meeting will be available at www.virtualshareholdermeeting.com/LSTR2020, beginning 24 hours after the conclusion of the meeting.

About Landstar:

Landstar System, Inc. is a worldwide, asset-light provider of integrated transportation management solutions delivering safe, specialized transportation services to a broad range of customers utilizing a network of agents, third-party capacity providers and employees. Landstar transportation services companies are certified to ISO 9001:2015 quality management system standards and RC14001:2015 environmental, health, safety and security management system standards.  Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.